EXHIBIT 99.2

Upexi to Participate in Upcoming January Investor Conferences

TAMPA, FL., January 09, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that management will participate in the following January 2026 investor conferences. Details for each conference can be found below. The link to webcasted presentations can be found on our Investor Relations website here: https://ir.upexi.com/news-events/ir-calendar.

12th Annual Alpha North Capital Event Conference

Date: January 16-18, 2026

Location: Grand Hyatt Baha Mar, Nassau, Bahamas

Attendees: Brian Rudick, Chief Strategy Officer

Type: Investor Meetings

Sidoti Micro-Cap Virtual Conference

Date: January 21-22, 2026

Location: Virtual

Attendees: Brian Rudick, Chief Strategy Officer

Type: Investor Meetings and Presentation

Presentation Date and Time: January 22, 2026, 11:30 AM – 12:00 PM EST

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana, the cryptocurrency of the leading high-performance blockchain, Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com